Exhibit 10.7

INVESTMENT MANAGEMENT AGREEMENT

Dated 5 July 2019

In respect of

GLAM-HKCFC MBS FUND

Contents

1.	INTERPRETATION	1

2.	APPOINTMENT OF THE INVESTMENT MANAGER	3

3.	FUNCTIONS, POWERS AND OBLIGATIONS OF THE INVESTMENT MANAGER	4

4.	CONTINUATION AND EXERCISE OF INVESTMENT MANAGER’S POWERS	6

5.	REMUNERATION OF THE INVESTMENT MANAGER	6

6.	EXPENSES	6

7.	SERVICES OF THE INVESTMENT MANAGER NOTTO BE EXCLUSIVE	7

8.	POWER OF DELEGATION	8

9.	CONFLICTS OF INTEREST	8

10.	LIABILITY OF THE INVESTMENT MANAGER	10

11.	LEGAL ACTION BY THE INVESTMENT MANAGER	11

12.	ASSIGNMENT	11

13.	RESIGNATION AND TERMINATION	12

14.	CONFIDENTIALITY AND REPUTATION	13

15.	MISCELLANEOUS PROVISIONS	13

16.	NOTICES	14

17.	LAWOFTHECONTRACT	14

18.	EXCLUDING THIRD PARTY RIGHTS	14

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THIS INVESTMENT MANAGEMENT AGREEMENT is made on the                         day of                                2019.

BETWEEN:-

(1)	GLAM-HKCFC MBS FUND, an exempted company incorporated with limited liability under the laws of the Cayman Islands whose registered office is at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KYl-9008, Cayman Islands (the “Company”); and

(2)	GLAM CAPITAL LIMITED, a company incorporated with limited liability under the laws of Hong Kong and is licensed by the Securities and Futures Commission of Hong Kong (“SFC”) to conduct Type 1 (dealing in securities), Type 4 (advising on securities) and Type 9 (asset management) regulated activities, whose business address is at Rooms 908-11, 9/F, Nan Fung Tower, 88 Connaught Road Central & 173 Des Voeux Road Central, Central, Hong Kong (the “Investment Manager”).

WHEREAS:

(A)	The Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands.

(B)	The Company wishes to engage the Investment Manager to perform certain services as set out herein with effect on and from the Effective Date and the Investment Manager is willing to provide such certain services under the terms and conditions set forth in this agreement (the “Agreement”).

WHEREBY IT IS AGREED AND DECLARED as follows:-

1.	INTERPRETATION

1.1.	In this Agreement the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively: -

“Administrator”	Amicorp Hong Kong Limited, which has been appointed to act as administrator of the Company, or such other person, firm or corporation appointed to act and for the time being acting as administrator and transfer agent in respect of the Company;

“Articles”	the Articles of Association for the time being of the Company and any reference herein to an Article shall be taken to refer to the Articles unless otherwise specified;

“Auditors”	Rankin Berkower (Cayman) Ltd., which has been appointed to act as the auditors of the Company, or any auditor which may be appointed to act as auditors of the Company from time to time;

“Directors”	the directors of the Company;

“Effective Date”	the date of this Agreement;

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“Gross Negligence”	a standard of conduct beyond negligence whereby that person acts with reckless disregard for the consequences of a breach of a duty of care owed to another;

“Hong Kong”	means the Hong Kong Special Administrative Region;

“Investment Objective and Strategy”	the investment objectives and strategy of the Company as described in the Placing Memorandum and as varied from time to time by the Company;

“Investment”	the assets and rights from time to time of the Company held in accordance with the constitution of the Company (including any uninvested cash and any application moneys which may be or become returnable to any applicant for any Securities);

“Investment Restrictions”	the investment restrictions adopted by the Directors from time to time as set out in the Placing Memorandum in respect of the Company, or as otherwise varied from time to time and communicated to the Investment Manager, within which the Investments must be managed;

“Laws”	the laws of Hong Kong or the laws of the Cayman Islands (including delegated legislation and regulations of any competent authority) and any other applicable laws and regulations for the time being in force;

“month”	means calendar month;

“Participating Shares”	a participating, redeemable, non-voting share of par value US$0.01 in the capital of the Company ofthe class, classes or series being offered for subscription and having the rights and being subject to the restrictions provided by or in accordance with the Articles and the Placing Memorandum;

“Placing Memorandum”	the private Placing Memorandum for the Company issued in connection with the offer of Participating Shares in the Company;

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“Proper Instructions”	means written, faxed or e-mailed instructions in respect of any of the matters referred to in this Agreement signed or emailed or purporting to be signed or emailed by such one or more person or persons as the Directors shall from time to time have authorised to give the particular class of instructions in question. In instances indicated in advance by the Directors, the Investment Manager may also act pursuant to telephonic instructions given by designated persons and such telephonic instructions shall be deemed to be “Proper Instructions” within the meaning of this definition. Different persons may be authorised to give instructions for different purposes and such persons may also include officers of corporations other than the Company so authorised by the Directors. A certified copy of a resolution of the Directors may be received and accepted by the Investment Manager as conclusive evidence of the authority of any such person to act and may be considered as being in full force and effect until receipt of written notice to the contrary;

“Securities”	shares, debentures and other securities of any class issued by the Company, including, without limitation the Participating Shares.

1.2.	References to Clauses are to Clauses of this Agreement.

1.3.	The headings to the Clauses of this Agreement are for convenience only and shall not affect the construction or interpretation thereof.

1.4	References to “HKD” and “HK dollars” are to Hong Kong dollars, the lawful currency of the Hong Kong Special Administrative Region of the People’s Republic of China.

1.5	Any reference to the Company, the Investment Manager, the Administrator and the Auditors includes a reference to its or their duly authorised agents or delegates.

2.	APPOINTMENT OF THE INVESTMENT MANAGER

2.1	The Company HEREBY APPOINTS the Investment Manager and the Investment Manager shall act with effect on and from the Effective Date as the Investment Manager of the Company upon the terms hereinafter contained and in accordance with the Laws, the Articles, the Placing Memorandum, the Investment Objectives and Strategy and the Investment Restrictions until its appointment shall be terminated as hereinafter provided and the Investment Manager hereby accepts such appointment and agrees to assume the obligations set forth herein.

2.2	For the purpose of carrying out its functions, powers and obligations stated herein, the Company hereby undertakes and agrees with the Investment Manager that the Company will from time to time provide the latest editions of the documents relating to the Company, including but not limited to the Articles, the Placing Memorandum, all lawful resolutions of the Directors and other lawful orders and discretions given to the Investment Manager from time to time by the Directors in the form of Proper Instructions and all other information documents or materials in its possession as may reasonably be necessary to enable the Investment Manager to carry out its duties hereunder.

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3.	FUNCTIONS, POWERS AND OBLIGATIONS OF THE INVESTMENT MANAGER

3.1	During the continuance of its appointment the Investment Manager shall (subject to the overall policy, supervision and control of the Directors and subject to Clause 3.5) have full power, authority and right to exercise the functions, duties, powers and discretions exercisable by the Directors under the Articles (other than the power to make calls or forfeit shares) either itself or wholly or in part through its authorised agents or delegates to manage the investment and re-investment of the Investments with a view to achieving the then current Investment Objective and Strategy from time to time laid down by the Directors and the Laws, to provide recommendations on the strategy of the Company, to assist with the distribution of Participating Shares, to provide services in relation to certain aspects of the administration of the Company and to provide such other services as the Company may request from time to time.

3.2	The Investment Manager shall keep or cause to be kept on behalf of the Company such books, records, statements, accounts and reports expressed in such currencies as may be necessary to give a complete record of all transactions carried out by the Investment Manager of the Company and such other books, records and statements as may be required by the Laws and the Articles and as may be necessary to give a complete record of all other transactions carried out by the Investment Manager on behalf of the Company and shall permit the Company and its employees and agents and the Auditors and, so far as required by the Laws, the public to inspect such books, records, statements accounts and reports at all reasonable times.

3.3	Without limiting the generality of Clause 3.1, the Investment Manager shall have and is hereby granted the authority, power and right for the account and in the name of the Company but subject to the overall supervision and control of the Directors and the Laws :-

3.3.1	to issue orders and instructions with respect to the disposition of the Investments, moneys and other assets of the Company;

3.3.2	to purchase (or otherwise acquire), sell (or otherwise dispose of) and invest in the Investments, moneys and other assets of the Company and effect foreign exchange transactions and in connection with any such purchase, other acquisition, sale or other disposal or the protection of the value of Investments;

3.3.3	to enter into, make and perform all contracts, agreements and other undertakings as may in the opinion of the Investment Manager be necessary or advisable or incidental to the carrying out of the objectives of this Agreement in accordance with the rules, regulations and practices of relevant markets;

3.3.4	to negotiate in accordance with the instructions of the Directors all borrowing arrangements of the Company and to supervise the implementation of such arrangements, if applicable;

3.3.5	to enter into side letter arrangements with shareholders of the Company granting an investor preferred economic and other terms as compared to other shareholders of the Company, provided that any preferential rights of redemption granted shall be disclosed to the potential investors and investors of the Company;

3.3.6	to act as a distributor in respect of the Participating Shares;

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3.3.7	in any wind down of the Company’s operations, to manage on behalfofor atthe request of the Company, the realisation of the Company’s assets and the distribution of the proceeds of such realisation to its shareholders; and

3.3.8	to exercise such other powers and discretions as may be delegated by the Directors from time to time.

3.4	The Investment Manager shall observe and comply with the Laws, the Articles and such other constitutional documents of the Company, the Investment Restrictions and with the applicable provisions of the Placing Memorandum or other such document relating to the Company distributed from time to time by the Company a copy of which shall have been supplied to the Investment Manager and all relevant lawful resolutions of the Directors and other lawful orders and directions given to it from time to time by the Directors in the form of Proper Instructions and all activities engaged in by the Investment Manager hereunder shall at all times be subject to the control of and review by the Directors and without limiting the generality of the foregoing the Directors may from time to time:-

3.4.1	prohibit the Investment Manager from investing in any Investment or in any currency or country or with any institution;

3.4.2	require the Investment Manager to sell any Investment or (subject to the availability of funds) to purchase any Investment;

3.4.3	define the Investment Objective and Strategy and specify the manner in which they wish the Investment Manager to give effect to such policy within approved credit limits;

3.4.4	withdraw from the management of the Investment Manager money or other assets which up to the time of such withdrawal were being managed by the Investment Manager, for the purpose of themselves managing such money or other assets;

3.4.5	instruct the Investment Manager as to the exercise of the rights attached to the Investments managed by the Investment Manager; and

3.4.6	change the Investment Restrictions with the approval of the Investment Manager (such approval not to be unreasonably withheld); and the Investment Manager shall, and shall procure that any person, firm or company to whom it delegates any of its functions hereunder shall, give effect to all such decisions.

3.5	Subject to the terms of this Agreement, to such orders and directions as may from time to time be given by the Directors and to the overall policy and supervision of the Directors, in exercising its rights and carrying out its duties hereunder the Investment Manager is authorised to act for the Company and on the Company’s behalf either itself or wholly or _in part through its authorised agents or delegates in the same manner and with the same force and effect as the Company might or could do.

3.6	All rights of voting conferred by Investments shall be exercised in such manner as the Investment Manager may determine (subject to the right of the Directors to give instructions) and subject as aforesaid the Investment Manager may in its discretion refrain from the exercise of such voting rights. The Company shall from time to time, upon written request from and at the expense of the Investment Manager execute and deliver to the Investment Manager or its nominees such powers of attorney or proxies authorizing such attorney or proxies to exercise any rights conferred by, or otherwise act in respect of all or any part of the Investments.

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3.7	The Investment Manager shall provide all necessary office facilities, equipment and personnel to enable it to carry out its functions hereunder and shall liaise with the Auditors and the Administrator and other agents of the Company as reasonably required so as to enable them to perform their respective duties and obligations.

4.	CONTINUATION AND EXERCISE OF INVESTMENT MANAGER’S POWERS

4.1	The authorities herein contained are continuing ones and shall remain in full force and effect until revoked by termination of this Agreement as hereinafter provided, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation.

5.	REMUNERATION OF THE INVESTMENT MANAGER

5.1	In consideration of the services to be performed by the Investment Manager hereunder, the Investment Manager shall be entitled to receive such fees from the Company as set out in the Placing Memorandum.

5.2	The fees prescribed in Clause 5.1 shall be payable in HK dollars.

5.3	In the event of any dispute arising as to the amount of the Investment Manager’s fees hereunder, the same shall be referred to the Auditors for settlement, who shall be entitled to make such further or other adjustments as may in the circumstances appear to them to be appropriate and whose decision shall be regarded as the decision of an expert and not of an arbitrator and shall be binding and final upon the parties hereto.

5.4	The Investment Manager may, in its sole discretion, waive or rebate any Investment Manager’s fees at any time, including during any wind down of the Company’s business.

6.	EXPENSES

6.1	Subject to Clause 6.3, the Investment Manager shall pay the expenses incurred by it in connection with the performance of its services hereunder (other than those specified in Clause 6.3) unless as set out in the Placing Memorandum or as the Company otherwise has agreed in any particular case.

6.2	All remuneration and other sums payable to any person, firm or company to whom the whole or any part of the Investment Manager’s functions hereunder shall be delegated under Clause 8 shall be paid by the Investment Manager.

6.3	Subject to the foregoing and so far as permitted by the Laws the Company undertakes to pay or reimburse the Investment Manager in respect of all the following out-of-pocket expenses incurred by it, in the performance of its duties including (without limitation):-

6.3.1	all expenses of every nature of or incidental to deposits of cash made by the Company;

6.3.2	any stamp and other duties, taxes, governmental charges, commissions, brokerage, transfer fees, registration fees and other charges payable in respect of the acquisition, holding or realisation of any Investment and any foreign exchange transactions carried out in connection therewith;

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6.3.3	all taxes and corporate fees payable by the Company to any government or other authority or to any agency of such government or authority whether in the Cayman Islands or elsewhere;

6.3.4	all fees and expenses incurred in relation to the incorporation and initial organisation of the Company, the initial issue of Securities, the production, printing and distribution of the Placing Memorandum or any other similar document and the advertising and promotion generally of Securities;

6.3.5	all expenses incurred or to be incurred in the alteration or amendment of the Articles and or the Placing Memorandum including the costs of any meetings convened to sanction the same;

6.3.6	the Investment Manager’s legal and professional expenses incurred in relation to the negotiation, preparation and settling of this Agreement and the proper performance of its duties hereunder and all legal and professional expenses necessarily incurred or to be incurred in the preparation of any documents amending the provisions of this Agreement;

6.3.7	all audit fees of the Company and legal expenses in connection with the Company’s corporate existence, corporate and financial structure and relations with its shareholders and third parties and all other professional and other charges in respect of services rendered to the Company;

6.3.8	interest on and charges and expenses of the Company of arranging, and arising out of all borrowings made by the Company;

6.3.9	all charges for postage, telephone, and faxing incurred by the Investment Manager in the proper performance of its duties hereunder;

6.3.10	the fees and expenses of any Administrator to the Company; and

6.3.11	all other expenses, to the extent such liability of the Company incurred is limited to expenses authorised to be paid out of the Company’s assets and as permitted by the Laws.

7.	SERVICES OF THE INVESTMENT MANAGER NOT TO BE EXCLUSIVE

7.1	The services of the Investment Manager to the Company hereunder are not to be deemed exclusive and the Investment Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby and to retain for its own use and benefit all fees or other moneys payable thereby and the Investment Manager shall not be deemed to be affected with notice of or to be under any duty to disclose to the Company any fact or thing which comes to the notice of the Investment Manager or any servant or agent of the Investment Manager in the course of the Investment Manager rendering similar services to others or in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out its duties hereunder.

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7.2	In connection with its activities hereunder, the Investment Manager shall have no duty (a) to ascertain whether any director, officer or employee of the Investment Manager possesses any information which has not been publicly disclosed and which, if generally known, might have significant impact on any decision whether to acquire, retain or dispose of or otherwise deal with any property in connection with this Agreement or (b) to take into account any such information in making a recommendation as to the sale or purchase of any Investments.

8.	POWER OF DELEGATION

8.1	The Investment Manager shall have the full power to delegate the whole or any part of its function hereunder to any person, firm or company.

8.2	The Investment Manager shall be entitled to obtain investment and other advice from such source or sources and on such terms as it thinks fit (including, without prejudice to the generality of the foregoing, full power to appoint one or more investment advisers, approved by the Directors, to advise as to the investment and re-investment of the Investments).

9.	CONFLICTS OF INTEREST

9.1	The Investment Manager will not, and will procure that any of its Associated Persons (as defined below) and any person to whom it delegates investment management functions will not, (a) deal with the Company as beneficial owner on the sale or purchase to or from the Company (except on a basis approved by the Directors from time to time), or (b) without the consent of the Directors otherwise deal with the Company as principal PROVIDED THAT, subject to applicable laws and regulations:-

9.1.1	the Investment Manager, any of its Associated Persons and/or any person to whom it delegates investment management functions (together, hereinafter called the “interested party”) may acquire or dispose of any investments upon its own account notwithstanding that the same or similar investments may be held by or for the account of or otherwise connected with the Company and nothing herein contained shall prevent an interested party from acquiring, holding or disposing of investments notwithstanding that such investments have been acquired at prices lower than those paid by the Company in respect of the acquisition of investments of the same class or disposed of at prices higher than those received by or on behalf of the Company by virtue of a transaction effected by the Company at or about the same time PROVIDED THAT the acquisition by an interested party of such investments is in accordance with the terms and conditions on which such investments have been offered or made available on an arm’s length basis and the investments of the same class held by the Company were acquired on the best terms reasonably obtainable having regard to the interests of the Company;

9.1.2	an interested party may become the owner of the Securities and may hold, dispose or otherwise deal with the same as it thinks fit;

9.1.3	nothing herein contained shall prevent an interested party, in its capacity as agent for a third party, from selling investments to or vesting investments in the Company or from contracting or entering into any financial, banking, currency or other transaction with the Company or any investor(s) in the Company or any company or body any of whose securities are held by or for the account of or otherwise connected with the Company and the interested party shall not be called upon to account in respect of any such contract or transaction or benefit derived therefrom PROVIDED THAT nothing herein contained shall permit any such sale or vesting or the entering into of any such contract or transaction as aforesaid with the Company unless such transaction is on the best terms reasonably obtainable with reliable counterparties having regard to the interests of the Company or the size and nature of the transaction; and

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9.1.4	nothing herein contained shall prevent an interested party from receiving any commissions which it may negotiate in relation to any sale or purchase of investments effected by it on behalf of the Company as agent or a third party and the interested party shall be entitled to retain for its own benefit any profit or benefit derived therefrom PROVIDED THAT the amount of such commission is not in excess of rates commonly receivable by security dealers in transactions of the kind contemplated and that in effecting any such sales or purchases the interested party shall do so on the best terms reasonably obtainable having regard to the interests ofthe Company as aforesaid and provided further that such commission does not arise in circumstances in which the Company could itself have acquired such investments without payment of commission.

9.2	Subject to applicable laws and regulations, the Investment Manager, its Associated Persons and/or any person to whom it delegates investment management functions reserves the right to effect transactions by or through the agency of another person with whom the Investment Manager and/or its Associated Persons have an arrangement under which that party will from time to time provide to or procure for the Investment Manager and/or its Associated Persons goods, services or other benefits (such as research and advisory services, computer hardware associated with specialised software or research services and performance measures) the nature of which is such that their provision can reasonably be expected to benefit the Company as a whole and may contribute to an improvement in the performance of the Company or of the Investment Manager and/or its Associated Persons in providing services to the Company. The Investment Manager and its Associated Persons shall not receive any direct payment from such party. The Investment Manager and/or its Associated Persons may however, subject to applicable laws and regulations, undertake to place business with that party. For the avoidance of doubt, such goods and services do not include travel, accommodation, entertainment, general administrative goods or services, general office equipment or premises, membership fees, employee salaries or direct money payments.

9.3	As used in this Clause 9 Associated Person means:-

9.3.1	a person or company beneficially owning, directly or indirectly, 20 per cent, or more of the ordinary share capital of the Investment Manager or able to exercise, directly or indirectly, 20 per cent, or more of the total votes in the Investment Manager;

9.3.2	any person or company controlled by a person who meets one or both of the descriptions given in Clause 9.3.1;

9.3.3	any company which has 20 per cent or more of its ordinary share capital beneficially owned, directly or indirectly, by the Investment Manager, and any company which has 20 per cent or more of its total voting power that can be exercised, directly or indirectly, by the Investment Manager; or

9.3.4	any director or officer of the Investment Manager or of any associated person of the Investment Manager, as defined in Clauses 9.3.1, 9.3.2 and 9.3.3.

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10.	LIABILITY OF THE INVESTMENT MANAGER

10.1	The Investment Manager shall not be liable to the Company or any investor in the Company or otherwise for any error of judgment or for any loss suffered by the Company or any such investors in connection with the subject matter of this Agreement or in the course of the discharge of the Investment Manager’s functions hereunder (including in particular, but without limiting the foregoing, any loss suffered or incurred by the Company or any investor in the Company following upon or arising out of any estimation, determination or calculation made by the Investment Manager or any delay in the making or implementation of any such estimation, determination or calculation or in effecting payments or instructing the Company’s bankers to effect payments or in countermanding payment instructions or any loss or other disadvantage suffered or incurred by the Company or any investor in the Company following upon or arising out of any foreign exchange transactions or any delay in effecting or failure to effect foreign exchange transactions or the bankruptcy or insolvency of or failure to pay by foreign exchange dealers or any bank or other institution or country or governmental department or authority in which the moneys of the Company are from time to time invested or deposited or generally in relation to the purchase, holding or sale of any investments by the Company or any failure on the part of the Investment Manager to make necessary registrations of prospectuses or other similar documents or any action or omission taken or suffered by the Investment Manager in good faith in reliance on or in accordance with the opinion or advice of legal counsel, the Auditors or other competent professional advisors) howsoever any such loss may have occurred unless such loss arises from fraud, bad faith, wilful default or Gross Negligence in the performance or non-performance by the Investment Manager or persons designated by it of its obligations or functions.

10.2	Subject to Clause 6, the Company hereby undertakes to out of the assets of the Company hold harmless and indemnify the Investment Manager against all actions proceedings claims all Company-related set-up costs, costs demands and expenses which may be brought against suffered or incurred by the Investment Manager by reason of its performance or non-performance of its obligations or functions under the terms of this Agreement (other than due to fraud, bad faith, wilful default or Gross Negligence on the part of the Investment Manager or persons designated by it) including all legal professional and other expenses incurred by the Investment Manager or persons designated by it in the performance of its obligations or functions and including indemnity obligations owed by the Investment Manager to persons designated by it (except such as shall arise from fraud, bad faith, wilful default or Gross Negligence in the performance or non-performance (of such obligations or functions) and in particular (but without limitation) this protection and indemnity shall extend to any such items aforesaid as shall arise as a result of any such loss suffered or incurred by the Company or any investor in the Company as is mentioned specifically in Clause 10.1or any loss delay misdelivery or error in transmission of any cable or telegraphic communication or as a result of acting upon any forged document or signature but not tax on the overall income or profits ofthe Investment Manager.

10.3	Notwithstanding any other provision of this Agreement, the Investment Manager shall not be liable to the Company or any investor in the Company or otherwise for any taxation assessed upon or payable by the Company wheresoever the same may be assessed or imposed and whether directly or indirectly except for such taxation as shall be attributable to fraud, bad faith, wilful default or Gross Negligence in the performance or non-performance by the Investment Manager or persons designated by it of its obligations or functions. The Company shall out of the assets of the Company indemnify and keep indemnified the Investment Manager from and against all taxes not attributable to fraud, bad faith, wilful default or Gross Negligence, as aforesaid (wheresoever and by whomsoever imposed) on profits or gains of the Company which may be assessed upon or become payable by the Investment Manager and against all costs, claims, demands, actions and proceedings in connection therewith.

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10.4	For the avoidance of doubt it is hereby agreed and declared that references to the Investment Manager in this Clause shall be deemed to include references to the officers, servants, agents and delegates of the Investment Manager. In accordance with and subject to the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong), as amended or re-enacted from time to time, any such person, not being a party to this Agreement, may enforce any rights granted to it pursuant to this Clause in its own right as if it were a party to this Agreement.

10.5	Any indemnity expressly given to the Investment Manager in this Agreement is in addition to and without prejudice to any indemnity provided by the Laws and (unless Clause 13.3.2 applies) shall survive termination of this Agreement.

10.6	The Investment Manager shall send to the Company as soon as possible all claims, demands, summonses, writs and related documents which it receives from third parties and in respect of which it may be indemnified in this Agreement and shall give such assistance as the Company may reasonably require in defending or resisting the same and the Investment Manager shall not admit liability or offer any settlement without the written consent of the Company which may, if it so desires, take over the defence of any such actions or prosecute any such claim in the name of the Investment Manager.

10.7	The Investment Manager shall be entitled to rely on and shall not incur any liability in respect of any act or omission in reliance upon Proper Instructions or upon any document reasonably believed in good faith to be authentic and not fraudulent but may require documents to be authenticated to its reasonable satisfaction.

11.	LEGAL ACTION BY THE INVESTMENT MANAGER

11.1	The Investment Manager shall not be required to take any legal action unless fully indemnified to its reasonable satisfaction for all costs and liabilities that may be incurred or suffered by the Investment Manager and not attributable to its fraud, bad faith, wilful default or Gross Negligence in the performance or non-performance of its obligations or functions and if the Company requires the Investment Manager to take any action of whatsoever nature which in the reasonable opinion of the Investment Manager might make the Investment Manager liable for the payment of money or liable in any other way the Investment Manager shall be and be kept indemnified in any reasonable amount and form satisfactory to the Investment Manager as a prerequisite to taking action.

12.	ASSIGNMENT

12.1	The Investment Manager may with the consent in writing of the Directors assign all its rights and obligations hereunder to any other company, person, firm or institution acceptable to the Directors and permitted under the Laws and the assignee shall, upon filing with the Company an instrument in writing whereby it shall assume the obligations of the Investment Manager hereunder and agree to be bound by the provisions hereof, become the successor to the Investment Manager hereunder and thereafter such successor may exercise all of the powers and enjoy all of the rights and be subject to all of the duties and obligations of the Investment Manager hereunder as fully as though originally named as a party to this Agreement.

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13.	RESIGNATION AND TERMINATION

13.1	The Investment Manager shall be entitled to resign its appointment hereunder by notice in writing to the Company:-

13.1.1	by giving not less than three months’ notice to expire at any time;

13.1.2	at any time if the Company shall go into liquidation (except a voluntary liquidation for the purposes of reconstruction or amalgamation upon terms previously approved in writing by the Investment Manager) or be unable to pay its debts or commit any act of bankruptcy under the laws of Hong Kong or if a receiver is appointed of any of the assets of the Company or if some event having an equivalent effect occurs;

13.1.3	at any time if the Company shall commit any material breach of its obligations under this Agreement and (if such breach shall be capable of remedy) shall fail within thirty days of receipt of notice served by the Investment Manager requiring it so to do to make good such breach; or

13.1.4	at any time if the Investment Manager ceases to be permitted to act as such under the Laws.

13.2	The Company may terminate the appointment of the Investment Manager by giving not less than three months’ notice in writing to the Investment Manager to expire at any time.

13.3	The Company may without such notice as is referred to in Clause 14.2 terminate the appointment of the Investment Manager at any time by giving notice in writing to the Investment Manager in any of the following events:-

13.3.1	if the Investment Manager goes into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Company) or is unable to pay its debts or commits any act of bankruptcy under the laws of Hong Kong or if a receiver is appointed of any of the assets of the Investment Manager or if some event having an equivalent effect occurs;

13.3.2	if the Investment Manager shall commit any material breach of its obligations under this Agreement and (if such breach shall be capable of remedy) shall fail within thirty days of receipt of notice served by the Company requiring it so to do to make good such breach;

13.3.3	if the Investment Manager ceases to be.permitted to act as such under the Laws; or

13.3.4	if the Company is terminated, and/or all Participating Shares of the Company are redeemed.

13.4	The appointment of the Investment Manager shall automatically terminate forthwith if the Investment Manager shall become or be deemed to become resident for tax purposes or carry on business in any jurisdiction (other than in any place or places as may from time to time be approved by the Directors for such purpose) in circumstances which cause the Company to become liable to pay any taxes which it would not otherwise be liable to pay.

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13.5	On termination of the appointment of the Investment Manager under the provisions of this Clause 13 the Investment Manager shall be entitled to receive all fees and other moneys accrued due up to the date of such termination but shall not be entitled to compensation in respect of such termination; and the Investment Manager shall deliver or procure to be delivered to the Company, or as it shall direct, all books of account, records, registers, correspondence, documents and assets relating to the affairs of or belonging to the Company in the possession of or under the control of the Investment Manager or its nominees or delegates and shall take all necessary steps to vest in the Company or any new Investment Manager any assets previously held in the name of or to the order of the Investment Manager on behalf of the Company and the Investment Manager shall not be entitled to any lien in respect of any of the foregoing. Termination is without prejudice to accrued rights and provisions intended to survive termination and to the right of the Investment Manager to settle outstanding obligations for transactions in progress.

14.	CONFIDENTIALITY AND REPUTATION

14.1	The parties hereto shall not (except under compulsion of law or in accordance with the Laws) either before or after the termination of this Agreement disclose to any person not authorised by the relevant party to receive the same any confidential information relating to such party or to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement and each party shall use all reasonable endeavours to prevent any such disclosure as aforesaid.

14.2	The parties shall not knowingly do or suffer any act or matter or thing which would or might reasonably be expected to prejudice materially or bring into disrepute the business or reputation of the other party.

15.	MISCELLANEOUS PROVISIONS

15.1	No failure on the part of a party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

15.2	Any provision of this Agreement may be amended only if the parties so agree in writing.

15.3	The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

15.4	Except to the extent that the Laws admit variations by contract and are so varied by the terms of this Agreement, the powers, duties, rights and obligations of the parties under this Agreement shall be overridden by, and to the extent that they may conflict, be subject to, the Laws and the Investment Manager shall have all the powers and perform its functions in accordance with the Laws.

15.5	This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same document.

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16.	NOTICES

16.1	Any notices given hereunder shall be given by sending the same by pre-paid first class post, or by facsimile, or by email. Such notice is to be addressed, dispatched or delivered (as the case may be) to the principal place of business, or such fax number or email as notified by the other party. Any notice sent by post as provided in this Clause 16 shall be deemed to have been given seven days after dispatch and any notice sent by facsimile or email as provided in this Clause 16 shall be deemed to have been given twenty-four hours after dispatch. Failure to receive any confirmation of any notice duly given by facsimile or email shall not invalidate such notice, so long as the sender has a valid transmission receipt for the notice. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting. This Clause is without prejudice to the ability to give or receive Proper Instructions in accordance with the definition of that term. The parties hereby agree that section 19 of the Electronic Transactions Ordinance (Chapter. 553, laws of Hong Kong) shall not apply to this Agreement.

17.	LAW OF THE CONTRACT

17.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

17.2	The Company and the Investment Manager hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong for the settlement of any dispute or difference arising between the parties hereto, provided always that any party shall be at liberty to take proceedings against the other party in whatever other jurisdiction that other party may from time to time be resident.

18.	EXCLUDING THIRD PARlY RIGHTS

18.1	Except as expressly provided in Clause 10.4, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong) (as amended or re-enacted from time to time) to enforce any term of this Agreement.

18.2	Notwithstanding any term of this Agreement, the consent of or notice to any person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

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In witness whereof the parties hereto have entered into this Agreement as a deed on the day and year first above written.

EXECUTED AS A DEED by	)
GLAM-HKCFC MBS FUND	)
By: Yueng Wan Yiu	)
Its duly authorised director for	)
GLAM-HKCFC MBS FUND	)
)
in the presence of:	)
Andrew CHOW	)

EXECUTED AS A DEED by	)
GLAM CAPITAL LIMITED	)
By: CHU CHUN YI	)
Its duly authorised director for	)
GLAM CAPITAL LIMITED	)
)
in the presence of:	)
Andrew CHOW	)

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